Exhibit 99.1

VISHAY REPORTS RESULTS FOR THIRD QUARTER 2016

•	Revenues for Q3 2016 of $592 million
•	Operating Margin Q3 of 9.7%
•	Adjusted Operating Margin Q3 of 10.1%
•	EPS Q3 of $0.24
•	Adjusted EPS Q3 of $0.25
•	Cash from operations for trailing twelve months Q3 of $304 million and capital expenditures of $142 million
•	Repurchased 0.8 million shares in Q3
•	Extension of MOSFETs restructuring program: additional cash cost of $4 to $8 million, additional annual savings of $7 to $10 million, finalized by end of 2017
•	Guidance for Q4 2016 for revenues of $560 - $600 million and gross margins of 24% - 25%

MALVERN, PENNSYLVANIA – November 7, 2016 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced its results for the fiscal quarter and nine fiscal months ended October 1, 2016.

Revenues for the fiscal quarter ended October 1, 2016 were $592.0 million, compared to $560.7 million for the fiscal quarter ended October 3, 2015.  The net earnings attributable to Vishay stockholders for the fiscal quarter ended October 1, 2016 were $36.4 million, or $0.24 per diluted share, compared to net loss attributable to Vishay stockholders of $(27.7) million, or $(0.19) per share for the fiscal quarter ended October 3, 2015.

Net earnings attributable to Vishay stockholders for the fiscal quarter ended October 1, 2016 include, restructuring and severance costs of $1.2 million, impairment of indefinite-lived intangible assets of $1.6 million, and $1.4 million for the quarterly remeasurement of the deferred tax liability recorded for the cash repatriation program.  Net loss attributable to Vishay stockholders for the fiscal quarter ended October 3, 2015 includes restructuring and severance costs of $2.3 million, impairment of goodwill and long-lived assets charges totaling $63.0 million, and a loss related to the Tianjin explosion of $5.4 million.  Adjusted earnings per diluted share, which exclude these items, were $0.25 and $0.17 for the fiscal quarters ended October 1, 2016 and October 3, 2015, respectively.

Commenting on the results for the third quarter 2016, Dr. Gerald Paul, President and Chief Executive Officer, stated, "The third quarter represented for Vishay the continuation of a solid business year. The strength of the automotive market is unbroken, and in the US, the industrial markets serving the oil and gas sector seem to have bottomed out. Vishay received in the quarter substantial orders for film power capacitors related to power transmission projects in China—another very tangible result of our Asia growth plan. The sales of Vishay products by its distributors to end customers were stable worldwide with strength in Asia and some seasonal weakness in Europe."

Vishay today announced an extension of the MOSFETs Enhanced Competitiveness restructuring program. The revised program includes various cost reduction initiatives, primarily the transfer of all remaining manufacturing operations at its Santa Clara, CA, facility to other Vishay facilities or third-party subcontractors. The production transfers will be completed in steps by the end of 2017. Vishay expects to incur cash charges of approximately $4 to $8 million, primarily related to severance.

Vishay intends to maintain its R&D and management presence in Silicon Valley, even after the cessation of manufacturing operations there.

Dr. Paul stated, "We successfully completed various production transfers as part of the MOSFETs restructuring program. To realize further opportunities for cost reduction, we will extend the MOSFETs restructuring program, closing the Santa Clara facility as a manufacturing location. This extension will lead to additional cost savings of $7 to $10 million. The improved cost structure will allow Vishay to grow its MOSFETs business at higher margins by better penetrating the automotive and industrial markets."

Commenting on the outlook Dr. Paul continued, "For the fourth quarter, based on our order book and the anticipated product mix we guide for revenues of $555 to $595 million and gross margins of 24% to 26% at constant exchange rates."

A conference call to discuss Vishay's third quarter financial results is scheduled for Monday, November 7, 2016 at 9:00 a.m. ET. The dial-in number for the conference call is 877-589-6174 (+1 706-643-1406 if calling from outside the United States or Canada) and the conference ID is 93666932.

There will be a replay of the conference call from 12:00 p.m. ET on Monday, November 7, 2016 through 11:59 p.m. ET on Monday, November 14, 2016. The telephone number for the replay is 800-585-8367 (+1 855-859-2056 or 404-537-3406 if calling from outside the United States or Canada) and the access code is 93666932.

A live audio webcast of the conference call and a PDF copy of the press release and the quarterly presentation can be accessed directly from the Investor Relations section of the Vishay website at http://ir.vishay.com.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

This press release includes certain financial measures which are not recognized in accordance with U.S. generally accepted accounting principles ("GAAP"), including adjusted net earnings; adjusted earnings per share; free cash; earnings before interest, taxes, depreciation and amortization ("EBITDA"); adjusted EBITDA; and adjusted EBITDA margin; which are considered "non-GAAP financial measures" under the U.S. Securities and Exchange Commission rules. These non-GAAP measures supplement our GAAP measures of performance or liquidity and should not be viewed as an alternative to GAAP measures of performance or liquidity. Non-GAAP measures such as adjusted net earnings, adjusted earnings per share, free cash, EBITDA, adjusted EBITDA, and adjusted EBITDA margin do not have uniform definitions. These measures, as calculated by Vishay, may not be comparable to similarly titled measures used by other companies. Management believes that such measures are meaningful to investors because they provide insight with respect to intrinsic operating results of the Company. Although the terms "free cash" and "EBITDA" are not defined in GAAP, the measures are derived using various line items measured in accordance with GAAP. Reconciling items to arrive at adjusted net earnings represent significant charges or credits that are important to understanding the Company's intrinsic operations. Reconciling items to calculate adjusted EBITDA represent those same items used in computing adjusted net earnings, as relevant. Furthermore, the presented calculation of adjusted EBITDA is substantially similar to, but not identical to, a measure used in the calculation of financial ratios required for covenant compliance under Vishay's revolving credit facility. These reconciling items are indicated on the accompanying reconciliation schedules and are more fully described in the Company's financial statements presented in its annual report on Form 10-K and its quarterly reports presented on Forms 10-Q.

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation, repatriation of foreign earnings, cost reduction programs and their financial impact, facility locations, and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same;  and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Fiscal quarters ended
	October 1, 2016	July 2, 2016	October 3, 2015

Net revenues	$591,955	$590,051	$560,654
Costs of products sold	438,054	443,923	430,510
Gross profit	153,901	146,128	130,144
Gross margin	26.0%	24.8%	23.2%

Selling, general, and administrative expenses	93,916	92,253	88,995
Restructuring and severance costs	1,197	4,467	2,324
Impairment of intangible assets	1,559	-	57,600
Impairment of goodwill	-	-	5,380
Operating income (loss)	57,229	49,408	(24,155)
Operating margin	9.7%	8.4%	-4.3%

Other income (expense):
Interest expense	(6,165)	(6,270)	(6,677)
Other	(380)	2,256	3,240
Gain on early extinguishment of debt	-	986	-
Loss related to Tianjin explosion	-	-	(5,350)
Total other income (expense) - net	(6,545)	(3,028)	(8,787)

Income (loss) before taxes	50,684	46,380	(32,942)

Income taxes (benefit)	14,088	13,151	(5,392)

Net earnings (loss)	36,596	33,229	(27,550)

Less: net earnings (loss) attributable to noncontrolling interests	156	143	116

Net earnings (loss) attributable to Vishay stockholders	$36,440	$33,086	$(27,666)

Basic earnings (loss) per share attributable to Vishay stockholders	$0.25	$0.22	$(0.19)

Diluted earnings (loss) per share attributable to Vishay stockholders	$0.24	$0.22	$(0.19)

Weighted average shares outstanding - basic	146,924	147,643	147,701

Weighted average shares outstanding - diluted	149,894	149,845	147,701

Cash dividends per share	$0.0625	$0.0625	$0.0600

VISHAY INTERTECHNOLOGY, INC.
Summary of Operations
(Unaudited - In thousands, except per share amounts)

	Nine fiscal months ended
	October 1, 2016	October 3, 2015

Net revenues	$1,752,612	$1,744,560
Costs of products sold	1,315,274	1,327,896
Gross profit	437,338	416,664
Gross margin	25.0%	23.9%

Selling, general, and administrative expenses	276,455	276,717
Restructuring and severance costs	12,139	9,394
Impairment of intangible assets	1,559	57,600
Impairment of goodwill	-	5,380
Operating income	147,185	67,573
Operating margin	8.4%	3.9%

Other income (expense):
Interest expense	(18,901)	(19,774)
Other	2,655	7,860
Gain on early extinguishment of debt	4,597	-
Loss related to Tianjin explosion	-	(5,350)
Total other income (expense) - net	(11,649)	(17,264)

Income before taxes	135,536	50,309

Income taxes	37,559	20,416

Net earnings	97,977	29,893

Less: net earnings attributable to noncontrolling interests	437	592

Net earnings attributable to Vishay stockholders	$97,540	$29,301

Basic earnings per share attributable to Vishay stockholders	$0.66	$0.20

Diluted earnings per share attributable to Vishay stockholders	$0.65	$0.19

Weighted average shares outstanding - basic	147,470	147,700

Weighted average shares outstanding - diluted	150,125	151,607

Cash dividends per share	$0.1875	$0.1800

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets
(In thousands)

	October 1, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$511,587	$475,507
Short-term investments	608,314	619,040
Accounts receivable, net	295,341	272,559
Inventories:
Finished goods	118,853	108,869
Work in process	182,896	201,045
Raw materials	106,754	110,657
Total inventories	408,503	420,571

Prepaid expenses and other current assets	94,309	99,815
Total current assets	1,918,054	1,887,492

Property and equipment, at cost:
Land	91,188	89,593
Buildings and improvements	579,544	562,171
Machinery and equipment	2,417,598	2,380,299
Construction in progress	61,328	79,910
Allowance for depreciation	(2,300,896)	(2,246,677)
	848,762	865,296

Goodwill	142,032	138,244

Other intangible assets, net	89,784	103,258

Other assets	150,194	158,696
Total assets	$3,148,826	$3,152,986

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Balance Sheets (continued)
(In thousands)

	October 1, 2016	December 31, 2015
	(unaudited)
Liabilities and stockholders' equity
Current liabilities:
Notes payable to banks	$105	$4
Trade accounts payable	160,221	157,210
Payroll and related expenses	128,012	113,976
Other accrued expenses	157,482	164,336
Income taxes	16,624	22,198
Total current liabilities	462,444	457,724

Long-term debt less current portion	361,467	436,738
Deferred income taxes	298,623	305,413
Other liabilities	64,257	60,450
Accrued pension and other postretirement costs	252,653	264,618
Total liabilities	1,439,444	1,524,943

Equity:
Vishay stockholders' equity
Common stock	13,425	13,546
Class B convertible common stock	1,213	1,213
Capital in excess of par value	2,044,564	2,058,492
Retained earnings (accumulated deficit)	(249,535)	(319,448)
Accumulated other comprehensive income (loss)	(105,582)	(131,327)
Total Vishay stockholders' equity	1,704,085	1,622,476
Noncontrolling interests	5,297	5,567
Total equity	1,709,382	1,628,043
Total liabilities and equity	$3,148,826	$3,152,986

VISHAY INTERTECHNOLOGY, INC.
Consolidated Condensed Statements of Cash Flows
(Unaudited - In thousands)
	Nine fiscal months ended
	October 1, 2016	October 3, 2015

Operating activities
Net earnings	$97,977	$29,893
Adjustments to reconcile net earnings (loss) to
net cash provided by operating activities:
Depreciation and amortization	119,143	134,281
(Gain) loss on disposal of property and equipment	(1,373)	(116)
Accretion of interest on convertible debentures	3,425	3,167
Inventory write-offs for obsolescence	17,085	15,348
Impairment of goodwill and intangible assets	1,559	62,980
Deferred income taxes	(1,750)	(32,523)
Gain on early extinguishment of debt	(4,597)	-
Other	(5,386)	(1,939)
Changes in operating assets and liabilities,
net of effects of businesses acquired	(13,455)	(57,522)
Net cash provided by operating activities	212,628	153,569

Investing activities
Purchase of property and equipment	(81,346)	(86,767)
Proceeds from sale of property and equipment	1,241	1,989
Purchase of short-term investments	(472,938)	(362,595)
Maturity of short-term investments	491,867	161,611
Sale of short-term investments	-	503
Sale of other investments	-	400
Other investing activities	2,886	(3,967)
Net cash provided by (used in) investing activities	(58,290)	(288,826)

Financing activities
Principal payments on long-term debt and capital lease obligations	(34,044)	-
Net proceeds (payments) on revolving credit lines	(41,000)	(27,000)
Net changes in short-term borrowings	(626)	(7)
Common stock repurchases	(16,981)	-
Dividends paid to common stockholders	(25,329)	(24,378)
Dividends paid to Class B common stockholders	(2,274)	(2,184)
Excess tax benefit from RSUs vested	-	21
Distributions to noncontrolling interests	(707)	(725)
Net cash provided by (used in) financing activities	(120,961)	(54,273)
Effect of exchange rate changes on cash and cash equivalents	2,703	(12,337)

Net increase (decrease) in cash and cash equivalents	36,080	(201,867)

Cash and cash equivalents at beginning of period	475,507	592,172
Cash and cash equivalents at end of period	$511,587	$390,305

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Adjusted Earnings Per Share
(Unaudited - In thousands, except per share amounts)
	Fiscal quarters ended			Nine fiscal months ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015

GAAP net earnings (loss) attributable to Vishay stockholders	$36,440	$33,086	$(27,666)	$97,540	$29,301

Reconciling items affecting operating margin:
Restructuring and severance costs	$1,197	$4,467	$2,324	$12,139	$9,394
Impairment of intangible assets	1,559	-	57,600	1,559	57,600
Impairment of goodwill	-	-	5,380	-	5,380

Reconciling items other income (expense):
Gain on early extinguishment of debt	$-	$(986)	$-	$(4,597)	$-
Loss (gain) related to Tianjin explosion	-	-	5,350	-	5,350

Reconciling items affecting tax expense (benefit):
Effects of cash repatriation program	$(1,402)	$-	$-	$(3,388)	$-
Tax effects of items above	(441)	(2,235)	(16,831)	(2,436)	(19,327)

Adjusted net earnings	$37,353	$34,332	$26,157	$100,817	$87,698

Adjusted weighted average diluted shares outstanding	149,894	149,845	150,455	150,125	151,607

Adjusted earnings per diluted share*	$0.25	$0.23	$0.17	$0.67	$0.58

* Includes add-back of interest on exchangeable notes in periods where the notes are dilutive.

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of Free Cash
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015
Net cash provided by operating activities	$117,657	$74,713	$61,207	$212,628	$153,569
Proceeds from sale of property and equipment	1,048	129	314	1,241	1,989
Less: Capital expenditures	(30,273)	(31,317)	(37,217)	(81,346)	(86,767)
Free cash	$88,432	$43,525	$24,304	$132,523	$68,791

VISHAY INTERTECHNOLOGY, INC.
Reconciliation of EBITDA and Adjusted EBITDA
(Unaudited - In thousands)
	Fiscal quarters ended			Nine fiscal months ended
	October 1, 2016	July 2, 2016	October 3, 2015	October 1, 2016	October 3, 2015

GAAP net earnings (loss) attributable to Vishay stockholders	$36,440	$33,086	$(27,666)	$97,540	$29,301
Net earnings (loss) attributable to noncontrolling interests	156	143	116	437	592
Net earnings (loss)	$36,596	$33,229	$(27,550)	$97,977	$29,893

Interest expense	$6,165	$6,270	$6,677	$18,901	$19,774
Interest income	(1,033)	(1,033)	(1,115)	(3,200)	(3,340)
Income taxes	14,088	13,151	(5,392)	37,559	20,416
Depreciation and amortization	40,026	39,100	44,096	119,143	134,281
EBITDA	$95,842	$90,717	$16,716	$270,380	$201,024

Reconciling items
Restructuring and severance costs	$1,197	$4,467	$2,324	$12,139	$9,394
Impairment of intangible assets	1,559	-	57,600	1,559	57,600
Impairment of goodwill	-	-	5,380	-	5,380
Gain on early extinguishment of debt	-	(986)	-	(4,597)	-
Loss related to Tianjin explosion	-	-	5,350	-	5,350

Adjusted EBITDA	$98,598	$94,198	$87,370	$279,481	$278,748

Adjusted EBITDA margin**	16.7%	16.0%	15.6%	15.9%	16.0%

** Adjusted EBITDA as a percentage of net revenues

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300